Exhibit 2.2

FIRST AMENDMENT TO

EQUITY PURCHASE AGREEMENT

This FIRST AMENDMENT TO EQUITY PURCHASE AGREEMENT (this “First Amendment”), dated as of August 31, 2020, is made and entered into by and among Nick Cortezi (“Principal”), in his individual capacity and in his capacity as the Sellers’ Representative, All Risks Specialty, LLC, a Maryland limited liability company (“All Risks”), Independent Claims Services, LLC, a Maryland limited liability company (“ICS” and together with All Risks, each a “Company” or together, the “Companies”), Skipjack Premium Finance Company, a Maryland corporation (“Skip Jack MD”), Skipjack Premium Finance Company, a California corporation (“Skip Jack CA”, and together Skip Jack MD, the “Skip Jack Entities”), Matthew Nichols (“Nichols”), and Ryan Specialty Group, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

WHEREAS, reference is made to that certain Equity Purchase Agreement, dated June 23, 2020 (the “Agreement”), by and among Principal, the Nicholas Cortezi Family Enterprises Trust, the Louise M. Cortezi Family Trust and the Louise M. Cortezi Family Resource Trust, the Companies, the Skip Jack Entities for purposes of Article V and Section 8.08 of the Agreement only, Nichols for purposes of Article III, Section 6.02(a) and Section 8.03 of the Agreement only, and Purchaser (capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement); and WHEREAS, the parties wish to amend certain matters in the Agreement in accordance with Section 9.13 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.01    Amendments to the Agreement – Closing Date.

(a)    Section 1.01(a) of the Agreement shall be amended and restated to read in its entirety as follows:

(a)    $1,265,000,000;

(b)    Section 1.02 of the Agreement shall be amended and restated to read in its entirety as follows:

Section 1.02.    Closing Date. The closing of the Acquisition (the “Closing”) shall take place remotely via telephone and the exchange of signatures in a manner consistent with Section 9.06 (Counterparts) at 10:00 a.m., local time, on the third Business Day after the date on which each of the conditions set forth in Article VI (Conditions Precedent) is satisfied or, to the extent permitted by Law, waived by the party entitled to waive such condition (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the party entitled to waive such conditions); provided, however, Closing shall be postponed until the first Business Day of the month following the month in which the Closing would otherwise occur so long as the first Business Day of such month is no later than the Outside Date; provided, further, that Purchaser shall not be required to consummate the Acquisition prior to September 1, 2020 (the “Earliest Closing Date”). The date on which the Closing occurs is referred to herein as the “Closing Date”. All transactions contemplated herein to occur on and as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of 12:01 a.m. Eastern Standard Time on the Closing Date.

(c)    Sections 1.04(a) and 1.04(b) of the Agreement shall each be amended and restated in its entirety to read as follows: At least five (5) Business Days prior to the Closing, All Risks (or the Sellers’ Representative) shall prepare and deliver to Purchaser a good faith estimate (reasonably satisfactory to Purchaser) of (i) Working Capital as of 12:01 a.m. (Eastern Standard Time) on the Closing Date (“Estimated Working Capital”), (ii) Closing Indebtedness (“Estimated Closing Indebtedness”), (iii) Seller Transaction Expenses as of immediately prior to the Closing (“Estimated Seller Transaction Expenses”) and a list of the Persons to which such Seller Transaction Expenses are payable and, if applicable, invoices relating thereto in form and substance reasonably satisfactory to Purchaser and wire instructions, (iv) Closing Cash (“Estimated Closing Cash”), and (v) the Bonus Pool Taxes Amount together with a calculation of the Purchase Price and reasonable supporting or underlying documentation used in the preparation thereof. At least three (3) Business Days prior to the Closing, the Companies shall deliver to Purchaser payoff letters, each in form and substance satisfactory to Purchaser, duly executed by such Company or Company Subsidiary from whom obligations are owed and each of the creditors set forth on Schedule 1.04 and any other creditors for Indebtedness constituting indebtedness for borrowed money determined by Purchaser at least fourteen (14) days prior to Closing (collectively, the “Creditors”), setting forth: (A) the amounts required to pay off in full at the Closing all Indebtedness owing to such Creditor (including the outstanding principal, accrued and unpaid interest and prepayment and other penalties) and wire transfer information for such payment and (B) the written commitment of each such Creditor to release all Liens, if any, which such Creditor may hold on any of the assets of the Companies or the Company Subsidiaries on the Closing Date.

(b)    Within ninety (90) days after the Closing Date, Purchaser shall prepare and deliver to Sellers’ Representative a statement (the “Statement”) setting forth (i) actual Working Capital as of 12:01 a.m. (Eastern Standard Time) on the Closing Date (“Actual Working Capital”), (ii) actual Closing Indebtedness (“Actual Closing Indebtedness”), (iii) actual Seller Transaction Expenses as of immediately prior to the Closing (“Actual Seller Transaction Expenses”), (iv) actual Cash of the Companies and the Company Subsidiaries at Closing (“Actual Closing Cash”), and (v) actual Bonus Pool Taxes Amount, together with a recalculation of the Purchase Price together with reasonable supporting or underlying documentation used in the preparation thereof.

(d)    Section 7.01(a)(ii) of the agreement shall be amended and restated in its entirety to read as follows:

(ii)    by Sellers’ Representative if (A) there have been one or more breaches by Purchaser of any of its representations, warranties, covenants or agreements contained herein that have not been waived by Sellers’ Representative

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and would result in the failure to satisfy any of the conditions set forth in Section 6.01 (Conditions to Each Party’s Obligation) or Section 6.03 (Conditions to Obligation of Sellers) and such breaches have not been cured within thirty (30) days after written notice thereof has been received by Purchaser or (B) any of the conditions set forth in Section 6.01 (Conditions to Each Party’s Obligation) or Section 6.03 (Conditions to Obligation of Sellers) has become incapable of being satisfied on or before September 1, 2020 (the “Outside Date”) and has not been waived by Sellers’ Representative;

(e)    Section 8.02(b)(iv) of the agreement shall be amended and restated in its entirety to read as follows:

(iv)    Except with respect to claims arising from Fraud actually committed, or actively engaged in, by Principal or any Seller, (A) Principal shall not have any liability with respect to this Agreement or any bring-down certificate in excess of $1,265,000,000 and (B) no other Seller shall have any liability with respect to this Agreement or any bring-down certificate in excess of the proceeds actually received by such Seller hereunder.

(f)    The following sentence shall be deleted from the defined term “Cash” in Section 9.05(c) of the Agreement:

If the amount of Cash of the Companies and the Company Subsidiaries exceeds the Maximum Cash Amount, then Cash of the Companies and the Company Subsidiaries shall be deemed to equal the Maximum Cash Amount for all purposes under this agreement.

(g)    The definition of “Identified Long-Term Incentive Plan Credit” in Section 9.05(c) of the Agreement shall be shall be amended and restated in its entirety to read as follows:

“Identified Long-Term Incentive Plan Credit” means an amount equal to $15,800,000.

(h)    The definition of “Maximum Cash Amount” in Section 9.05(c) of the Agreement shall be deleted in its entirety.

Section 1.02    Integration with the Agreement. Except as expressly set forth herein, the Agreement shall be and is unchanged and shall remain in full force and effect. On and after the date hereof, each reference in the Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Agreement as amended hereby. To the extent that a provision of this First Amendment conflicts with or differs from a provision of the Agreement, such provision of this First Amendment shall prevail and govern for all purposes and in all respects.

Section 1.03    Incorporation by Reference. Sections 9.01, 9.02, 9.03, 9.04, 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12 9.13, 9.14 and 9.15 of the Agreement are incorporated as if fully set forth herein, mutatis mutandis.

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REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be executed on the date first written above by their respective duly authorized officers.

SELLERS’ REPRESENTATIVE:

By:	/s/ Nicholas D. Cortezi, II
Nicholas D. Cortezi, II

[Signature Page to First Amendment to Equity Purchase Agreement]

COMPANIES:

ALL RISKS SPECIALTY, LLC

By:	/s/ Nicholas D. Cortezi, II
Name: Nicholas D. Cortezi, II
Title: CEO

INDEPENDENT CLAIMS SERVICES, LLC

By:	/s/ Nicholas D. Cortezi, II
Name: Nicholas D. Cortezi, II
Title: CEO

For purposes of Article V and Section 8.08 of the Agreement only,

SKIP JACK ENTITES:

SKIPJACK PREMIUM FINANCE COMPANY, a Maryland corporation

By:	/s/ Nicholas D. Cortezi, II
Name: Nicholas D. Cortezi, II
Title: CEO

SKIPJACK PREMIUM FINANCE COMPANY, a California corporation

By:	/s/ Nicholas D. Cortezi, II
Name: Nicholas D. Cortezi, II
Title: CEO

[Signature Page to First Amendment to Equity Purchase Agreement]

For purposes of Article III, Section 6.02(a) and Section 8.03 of the Agreement only:

By:	/s/ Matthew Nichols
Matthew Nichols

[Signature Page to First Amendment to Equity Purchase Agreement]

RYAN SPECIALTY GROUP, LLC

By:	/s/ Patrick G. Ryan
Patrick G. Ryan, Chairman and Chief Executive Officer

[Signature Page to First Amendment to Equity Purchase Agreement]